Exhibit 10.33



                                 January 5, 2000





Featherlite, Inc.
Hwy. 63 & 9
Cresco, IA  52136

Attn:  Mr. Jeffrey Mason, CFO

Gentlemen:

Please refer to the Revolving Loan and Security Agreement by and between Firstar Financial Services, a division of Firstar Bank Milwaukee, N.A. ("Firstar") and Featherlite, Inc., dated September 24, 1998 ("Agreement") with amendments thereto. This letter will serve to further amend the Agreement as follows.

Regarding Firstar's letter to you dated February 8, 1999, subsections which were added to Section 2. DEFINITIONS shall be amended to correct the outline numbering as follows; the content of said subsections remains unchanged:

         (e)      "Capital Expenditures"

         (f)      "Generally Accepted Accounting Principles"

         (g)      "Debt"

         (h)      "Debt To Tangible Net Worth Ratio"

         (i)      "Tangible Net Worth"

         (j)      "EBITDA"

         (k)      "Fixed Charge Coverage Ratio"

The first sentence of Section 3. COLLATERAL-OBLIGATION RATIO shall be amended to read:

         "Without Lender's prior written consent, Debtor shall not permit advances (including accrued interest, expenses, fees and reserves) against Qualified Accounts and Qualified Inventory at any time outstanding to exceed the lesser of $25,000,000.00; or:


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Featherlite, Inc.
January 5, 2000
Page 2


         (a) up to 85% of the amount owing on Qualified Accounts (minus payments on Qualified Accounts which are in the process of collection by Lender); plus

         (b) up to the lesser of $21,000,000.00 or those percentages of Qualified Inventory at cost or wholesale market value, whichever is lower, as reflected below:

Type of Qualified          Featherlite
     Inventory        Manufacturing Division   Vantare Division  Vogue Division
Raw Materials                 70%                     70%              70%
Work-In-Process Sub-          70%                     70%              70%
Assembly
Finished Goods                70%                      0                0"

The first sentence of Section 7. OTHER LOAN PROVISIONS, subsection (a) Participations, Participant Interest Rate shall be amended to read:

         "(a) Participations, Participant Interest Rate. Debtor recognizes that an integral part of the financing under this Agreement is Lender's participation with LaSalle Business Credit, Inc. ("Participant"), and Debtor consents to such participation to the extent of which shall not exceed 50% of the advances under this Agreement or such dollar limit as Lender and Participant may agree."

The third sentence of Section 7. OTHER LOAN PROVISIONS, subsection (a) Participations, Participant Interest Rate shall be amended to read:

         "The annual rate of interest charged to Debtor on any advances subject to participation shall be .75% below the rate announced from time to time by Lender as its "prime rate."

The following financial covenants in Section 12. ADDITIONAL TERMS, subsection
(d) Debt to Tangible Net Worth as follows:

         "(d) Debt to Tangible Net Worth. Debtor shall maintain at all times for the periods noted a ratio of Debt to Tangible Net Worth (as defined in Section 2. DEFINITIONS) not greater than 4.25 to 1 as of December 31, 1998; 4.0 to 1 for the six month period ending June 30, 1999; 4.0 to 1 for the six month period ending December 31, 1999; 4.0 to 1 for the six month period ending June 30, 2000; and not greater than 3.5 to 1 for the six month periods ending December 31, 2000 and thereafter, to be tested by Lender semi-annually, based on Debtor's internally prepared financial statements and/or Lender's or a certified public accounting firm's audit of Debtor's financial records."

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Featherlite, Inc.
January 5, 2000
Page 3


In all other respects, the Agreement shall remain unchanged and in full force and effect.

The foregoing amendments are contingent upon the approval of the participant in this loan: LaSalle National Bank.

If the above agrees with your understanding and approval, please indicate same by signing the original of this letter and returning it to the undersigned. (NOTE: If you return executed documents via facsimile, you must also return the original executed documents. You agree Firstar may rely on facsimile signatures for all purposes and without any liability to you.) If the preconditions (if any) to this amendment are not satisfied or if this amendment letter is not executed and returned to Firstar on or before January 17, 2000, then the proposed amendments herein may be withdrawn by Firstar by written notice to you. The amendments set forth herein and any accompanying documents will be deemed effective and accepted in Milwaukee, Wisconsin, upon our receipt of the executed documents.

                                             Sincerely,

                                             /s/ James G. Tepp

                                             James G. Tepp
                                             Vice President
cag
Enclosure
cc: Nolan H. Zadra


Agreed to this 19 day of January, 2000.

FEATHERLITE, INC.


By:  /s/ Conrad Clement
Name and Title:   Conrad Clement, President